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                                                                    EXHIBIT 23.1
                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8/S-3 of our report dated June 21, 2001, except for the sixth paragraph of Note 6, as to which the date is June 27, 2001, relating to the financial statements and financial statement schedule of TheraSense, Inc., which appears in the registration statement on Form S-1 (No. 333-64456). We also consent to the reference to us under the heading "Experts" in this Registration Statement.


PricewaterhouseCoopers LLP

San Jose, California
November 28, 2001